Exhibit 99.1

Bath & Body Works Reports Fourth Quarter and Full-Year 2022 Sales and Earnings Results
Exceeds Fourth Quarter and Full-Year Earnings per Share Guidance

COLUMBUS, Ohio, Feb. 23, 2023 -- Bath & Body Works, Inc. (NYSE: BBWI) today reported fourth quarter and full-year 2022 results.
Gina Boswell, CEO of Bath & Body Works, commented, “The team delivered better-than-expected earnings results despite a challenging macroeconomic environment, which is a testament to the strengths of this organization. Our customer base responded well to our holiday season, in part powered by our loyalty program, which now exceeds 33 million members. In addition, we continued to be disciplined in our expense and inventory management.”
“I am honored to lead this organization and I see a tremendous opportunity to strengthen our position as a leading global omnichannel home and personal care brand. We are focused on expanding our customer base, bringing exciting new products to market, and unlocking the potential of our omnichannel model, while aggressively pursuing opportunities for growth and margin expansion. I am very optimistic about our future and our ability to profitably grow our business and deliver long-term shareholder value.”
Fourth Quarter 2022 Results
The company reported net sales of $2.889 billion for the fourth quarter ended Jan. 28, 2023, a decrease of 5% compared to net sales of $3.027 billion for the fourth quarter ended Jan. 29, 2022.
The company reported earnings from continuing operations per diluted share of $1.86 for the fourth quarter of 2022, compared to $2.27 for the same period of the prior year. Fourth quarter operating income was $652.7 million compared to $879.2 million last year, and net income from continuing operations was $428.2 million compared to $592.6 million last year.
Reported 2021 results from continuing operations above include a pre-tax charge of approximately $9.4 million ($0.03 per share) related to the write-off of inventory that was destroyed by a tornado at a vendor’s factory.
Excluding this significant item, adjusted fourth quarter 2021 earnings from continuing operations per diluted share was $2.30, adjusted operating income was $888.6 million and adjusted net income from continuing operations was $599.7 million.
Full-Year 2022 Results
Net sales from continuing operations decreased 4% to $7.560 billion for the year ended Jan. 28, 2023, compared to $7.882 billion for the year ended Jan. 29, 2022.
The company reported earnings from continuing operations per diluted share of $3.40 for the year, compared to $3.94 in 2021. Full-year operating income was $1.376 billion compared to $2.009 billion last year, and net income from continuing operations was $794 million compared to $1.075 billion last year.
Reported full-year 2021 results from continuing operations also include pre-tax losses of $194.6 million ($147.9 million net of tax, or $0.54 per diluted share) associated with the early extinguishments of debt.
Excluding significant items, adjusted full-year 2021 earnings from continuing operations per diluted share was $4.51, adjusted operating income was $2.019 billion and adjusted net income from continuing operations was $1.230 billion.
At the conclusion of this press release is a reconciliation of reported-to-adjusted results, including a description of the significant items.

2023 Outlook
The company’s forecast takes into consideration ongoing macroeconomic uncertainty and assumes a continuation of fourth quarter 2022 sales trends for the first half of fiscal 2023.
The company expects first quarter net sales to decline low- to mid-single digits compared to $1.450 billion in 2022. First quarter earnings from continuing operations per diluted share are expected to be between $0.17 and $0.27, compared to $0.64 earnings from continuing operations per diluted share in the first quarter of 2022. For fiscal 2023, the company is forecasting flat net sales to a mid-single digit decline compared to $7.560 billion in 2022. Full-year 2023 earnings from continuing operations per diluted share is expected to be between $2.50 and $3.00, compared to $3.40 in 2022.
Fiscal 2023 will include a 53rd week, with the fourth quarter of fiscal 2023 consisting of 14 weeks. The company’s full-year outlook includes the impact of the 53rd week, estimated at 7 cents per diluted share.
Enterprise Efficiency
The company announced today it is undertaking an enterprise-wide effort to reduce expenses and improve operating efficiency in the business. The company recently engaged external advisors to assist in a comprehensive analysis of margin expansion and expense reduction opportunities with the goal of positioning the business for improved profitability. The company is targeting $200 million of annual cost savings with over half of those savings contemplated in its 2023 outlook, primarily impacting the second half of the year. A substantial portion of the remaining savings is expected to be realized in 2024.
Earnings Call and Additional Information
Bath & Body Works, Inc. will conduct its fourth quarter earnings call at 8:30 a.m. Eastern on Feb. 23. To listen, call 1.888.946.7609 (international dial-in number: 517.308.9411); conference ID 6362067. For an audio replay, call 1.866.363.1809 (international replay number: 203.369.0197); conference ID 6362067 or log onto www.BBWInc.com.
ABOUT BATH & BODY WORKS:
Home of America’s Favorite Fragrances®, Bath & Body Works is a global leader in personal care and home fragrance, including top-selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. Powered by agility and innovation, the company’s predominantly U.S.-based supply chain enables the company to deliver quality, on-trend luxuries at affordable prices. Bath & Body Works serves and delights customers however and wherever they want to shop, from welcoming, in-store experiences at more than 1,800 company-operated Bath & Body Works locations in the U.S. and Canada and more than 425 international franchised locations to an online storefront at bathandbodyworks.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential”, “target,” “goal” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:
•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the COVID-19 pandemic has had and may continue to have an adverse effect on our business and results of operations;
•the seasonality of our business;
•the anticipated benefits from the Victoria's Secret & Co. spin-off may not be realized;
•the spin-off of Victoria’s Secret & Co. may not be tax-free for U.S. federal income tax purposes;

•our dependence on Victoria's Secret & Co. for information technology services;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•the dependence on store traffic and the availability of suitable store locations on appropriate terms;
•our continued growth in part through new store openings and existing store remodels and expansions;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license and wholesale partners;
•our direct channel business;
•our ability to protect our reputation and our brand image;
•our ability to successfully complete environmental, social and governance initiatives, and associated costs thereof;
•our ability to successfully achieve expected annual cost savings in connection with our enterprise-wide effort to reduce expenses and improve operating efficiency in the business;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, wars and other armed conflicts, environmental hazards or natural disasters;
◦significant health hazards or pandemics, which could result in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
◦duties, taxes and other charges;
◦legal and regulatory matters;
◦volatility in currency exchange rates;
◦local business practices and political issues;
◦delays or disruptions in shipping and transportation and related pricing impacts;
◦disruption due to labor disputes; and
◦changing expectations regarding product safety due to new legislation;
•our geographic concentration of vendor and distribution facilities in central Ohio;
•our reliance on a limited number of suppliers to support a substantial portion of our inventory purchasing needs;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in foreign currency exchange rates;
•fluctuations in product input costs;
•fluctuations in energy costs;
•our ability to adequately protect our assets from loss and theft;
•increases in the costs of mailing, paper, printing or other order fulfillment logistics;
•claims arising from our self-insurance;
•our and our third-party service providers’, including Victoria’s Secret & Co. during the term of the Transition Services Agreement between us and Victoria’s Secret & Co., ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•our ability to pay dividends and make share repurchases under share repurchase authorizations;
•shareholder activism matters;
•our ability to maintain our credit ratings;
•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•the impact of the transition from London Interbank Offered Rate and our ability to adequately manage such transition;

•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2021 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and our subsequent filings.
For further information, please contact:

Bath & Body Works, Inc.:
Investor Relations
Heather Hollander
InvestorRelations@bbw.com

Media Relations
Tammy Roberts Myers
Communications@bbw.com

BATH & BODY WORKS, INC.
FOURTH QUARTER 2022

Total Sales from Continuing Operations (In millions):

	Fourth Quarter	Fourth Quarter	% Inc/ (Dec)	Full Year	Full Year	% Inc/ (Dec)
	2022	2021		2022	2021
Stores - U.S. and Canada	$2,078.3	$2,190.6	(5.1%)	$5,476.1	$5,708.5	(4.1%)
Direct - U.S. and Canada	715.5	763.9	(6.3%)	1,745.4	1,889.6	(7.6%)
International[1]	94.7	72.9	29.9%	338.9	283.4	19.6%
Total Bath & Body Works	$2,888.5	$3,027.4	(4.6%)	$7,560.4	$7,881.5	(4.1%)

1 - Results include royalties associated with franchised stores and wholesale sales.

Total Company-Operated Stores:

	Stores 1/29/22	Opened	Closed	Stores 1/28/23
United States	1,651	90	(48)	1,693
Canada	104	5	—	109
Total Bath & Body Works	1,755	95	(48)	1,802

Total Partner-Operated Stores:

	Stores 1/29/22	Opened	Closed	Stores 1/28/23
International	317	89	(5)	401
International - Travel Retail	21	6	(1)	26
Total International	338	95	(6)	427

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED JANUARY 28, 2023 AND JANUARY 29, 2022
(Unaudited)
(In millions except per share amounts)
	2022	2021
Net Sales	$2,889	$3,027
Costs of Goods Sold, Buying and Occupancy	(1,639)	(1,581)
Gross Profit	1,250	1,446
General, Administrative and Store Operating Expenses	(597)	(567)
Operating Income	653	879
Interest Expense	(87)	(87)
Other Income (Loss)	10	(2)
Income from Continuing Operations Before Income Taxes	576	790
Provision for Income Taxes	148	198
Net Income from Continuing Operations	428	592
Income from Discontinued Operations, Net of Tax	6	2
Net Income	$434	$594

Net Income Per Diluted Share
Continuing Operations	$1.86	$2.27
Discontinued Operations	0.03	0.01
Total Net Income Per Diluted Share	$1.89	$2.28

Weighted Average Diluted Shares Outstanding	230	261

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
FIFTY-TWO WEEKS ENDED JANUARY 28, 2023 AND JANUARY 29, 2022
(Unaudited)
(In millions except per share amounts)
	2022	2021
Net Sales	$7,560	$7,882
Costs of Goods Sold, Buying and Occupancy	(4,305)	(4,027)
Gross Profit	3,255	3,855
General, Administrative and Store Operating Expenses	(1,879)	(1,846)
Operating Income	1,376	2,009
Interest Expense	(348)	(388)
Other Income (Loss)	17	(198)
Income from Continuing Operations Before Income Taxes	1,045	1,423
Provision for Income Taxes	251	348
Net Income from Continuing Operations	794	1,075
Income from Discontinued Operations, Net of Tax	6	258
Net Income	$800	$1,333

Net Income Per Diluted Share
Continuing Operations	$3.40	$3.94
Discontinued Operations	0.03	0.95
Total Net Income Per Diluted Share	$3.43	$4.88

Weighted Average Diluted Shares Outstanding	233	273

BATH & BODY WORKS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	January 28, 2023	January 29, 2022
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,232	$1,979
Accounts Receivable, Net	226	240
Inventories	709	709
Other	99	81
Total Current Assets	2,266	3,009
Property and Equipment, Net	1,193	1,009
Operating Lease Assets	1,050	1,021
Goodwill	628	628
Trade Name	165	165
Deferred Income Taxes	37	45
Other Assets	155	149
Total Assets	$5,494	$6,026
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$455	$435
Accrued Expenses and Other	673	651
Current Operating Lease Liabilities	177	170
Income Taxes	74	34
Total Current Liabilities	1,379	1,290
Deferred Income Taxes	168	157
Long-term Debt	4,862	4,854
Long-term Operating Lease Liabilities	1,014	989
Other Long-term Liabilities	276	253
Total Equity (Deficit)	(2,205)	(1,517)
Total Liabilities and Equity (Deficit)	$5,494	$6,026

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Full-Year
	2022	2021
Operating Activities:
Net Income	$800	$1,333
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation of Long-lived Assets	221	363
Loss on Extinguishment of Debt	—	195
Share-based Compensation Expense	38	46
Deferred Income Taxes	17	45
Changes in Assets and Liabilities:
Accounts Receivable	11	(64)
Inventories	—	(177)
Accounts Payable, Accrued Expenses and Other	44	(86)
Income Taxes Payable	39	(72)
Other Assets and Liabilities	(26)	(91)
Net Cash Provided by Operating Activities	$1,144	$1,492

Investing Activities:
Capital Expenditures	$(328)	$(270)
Other Investing Activities	—	11
Net Cash Used for Investing Activities	$(328)	$(259)

Financing Activities:
Payments of Long-term Debt	$—	$(1,716)
Proceeds from Spin-Off of Victoria's Secret & Co.	—	976
Transfers and Payments to Victoria's Secret & Co. related to Spin-Off	(25)	(376)
Repurchases of Common Stock	(1,312)	(1,964)
Dividends Paid	(186)	(120)
Tax Payments related to Share-based Awards	(32)	(59)
Proceeds from Stock Option Exercises	6	83
Payments of Finance Lease Obligations	(9)	(12)
Other Financing Activities	(4)	—
Net Cash Used for Financing Activities	$(1,562)	$(3,188)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	$(1)	$1
Net Decrease in Cash and Cash Equivalents	(747)	(1,954)
Cash and Cash Equivalents, Beginning of Year	1,979	3,933
Cash and Cash Equivalents, End of Year	$1,232	$1,979

The cash flows related to discontinued operations have not been segregated. Accordingly, the Consolidated Statements of Cash Flows includes the results of continuing and discontinued operations.

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION FROM CONTINUING OPERATIONS
(Unaudited)
(In millions except per share amounts)

	Fourth Quarter		Full-Year
	2022	2021	2022	2021
Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$653	$879	$1,376	$2,009
Write-off of Inventory due to Tornado	—	9	—	9
Adjusted Operating Income	$653	$889	$1,376	$2,019

Reconciliation of Reported Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations
Reported Net Income from Continuing Operations	$428	$592	$794	$1,075
Write-off of Inventory due to Tornado	—	9	—	9
Loss on Extinguishment of Debt	—	—	—	195
Tax Benefit of Special Items included in Operating Income and Other Income (Loss)	—	(2)	—	(49)
Adjusted Net Income from Continuing Operations	$428	$600	$794	$1,230

Reconciliation of Reported Earnings from Continuing Operations Per Diluted Share to Adjusted Earnings from Continuing Operations Per Diluted Share
Reported Earnings from Continuing Operations Per Diluted Share	$1.86	$2.27	$3.40	$3.94
Write-off of Inventory due to Tornado	—	0.03	—	0.03
Loss on Extinguishment of Debt	—	—	—	0.54
Adjusted Earnings from Continuing Operations Per Diluted Share	$1.86	$2.30	$3.40	$4.51

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information from Continuing Operations” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2022

There were no adjustments to results in 2022.

Fiscal 2021

In the fourth quarter of 2021, adjusted results exclude the following:

•A $9.4 million pre-tax loss ($7.1 million net of tax of $2.3 million), primarily included in cost of goods sold, buying and occupancy, related to the write-off of inventory that was destroyed by a tornado at a vendor’s facility.

In the third quarter of 2021, adjusted results exclude the following:

•An $89.1 million pre-tax loss ($67.7 million net of tax of $21.4 million), included in other income (loss), associated with the early extinguishment of outstanding notes.

In the second quarter of 2021, there were no adjustments to results.

In the first quarter of 2021, adjusted results exclude the following:

•A $105.5 million pre-tax loss ($80.1 million net of tax of $25.4 million), included in other income (loss), associated with the early extinguishment of outstanding notes.

The Adjusted Financial Information from Continuing Operations should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of the Company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information from Continuing Operations should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.

“Total international system-wide retail sales” means the net sales of all Bath & Body Works stores and digital channels located outside North America and owned and/or operated by the Company’s franchise, license and wholesale partners. While total international system-wide retail sales are not recorded as net sales by the Company, management believes the information is important in understanding the Company’s financial performance because these sales are the basis on which the Company calculates and records certain net sales for its International business and are indicative of the financial health of the Company’s franchise, license and wholesale partners and the prospects for growth of the Company’s International business.